Exhibit 99.1
From Final Transcript of Investor Conference Call Held on April 1, 2009, 8:00 a.m. Eastern Time:
Mr. Pete J. Mangan:
. . . .
“I’d like to update our revenue and cash balance expectations for the quarter that ended yesterday, March 31, 2009. Trident now expects to report net revenues of $6 to $7 million, which is slightly higher than guidance, and closing balances of cash and cash equivalents are expected to be approximately $200 million, which is consistent with our projection at the beginning of the quarter.”